Exhibit 10.1



                              FOURTH AMENDMENT TO THE
                  HANNAFORD BROS. CO. EMPLOYEES' RETIREMENT PLAN


     The Hannaford Bros. Co. Employees' Retirement Plan (the "Plan") was last amended and restated effective generally January 1, 1993. The Plan was thereafter amended on three occasions and is hereby further amended in the following respects:

     1. The terms used in this Amendment shall have the meanings set forth in the Plan unless the context indicates otherwise.

     2. Article XXVI is hereby amended by adding a new Section 26.17 to read as follows:

         "26.7 EARLY RETIREMENT INCENTIVE PROGRAM FOR WAREHOUSE
     PARTICIPANTS. A Warehouse Participant who meets the requirements of subsection (a) shall receive the benefit enhancement described in subsection (b).

               (a) To receive the benefit enhancement described in subsection (b) a Participant must -

                   (i) have attained age fifty-five (55) and completed
                ten (10) or more Years of Benefit Service on or before March 31, 1997; and

                   (ii) have elected by March 31, 1997, to retire on or
                after February 13, 1997, and or or before March 31, 1997.

               (b) A Participant who meets the requirements of sub-section (a) shall receive an additional two (2) years of age or an additional two (2) Years of Benefit Service, or a combination of additional years of age and Years of Benefit Service not exceeding two (2), whichever will produce the greatest Accrued Benefit under Section 4.01."

      3.  This Amendment shall be effective generally as of January 1, 1997.